NewtekOne, Inc. Reports Third Quarter 2024 Earnings of $0.45 per Basic and Diluted Common Share Growth in Deposits, Loans and Payments Segment Lead the Third Quarter 2024 Results Boca Raton, Fla., November 6, 2024 - NewtekOne, Inc. (Nasdaq: NEWT), reports its financial and operating results for the three and nine months ended September 30, 2024. NewtekOne Financial Highlights for the Three Months Ended September 30, 2024 • Net income was $11.9 million, and earnings per share (“EPS”) was $0.45 per basic and diluted common share, for the three months ended September 30, 2024; a 4.7% increase, on a per share basis, compared to $10.9 million and $0.43 per basic and diluted common share for the three months ended June 30, 2024, and a 4.7% increase, on a per share basis, compared to $10.9 million and $0.43 per basic and diluted common share for the three months ended September 30, 2023. • Net interest income was $11.0 million for the three months ended September 30, 2024; an increase of 20.9% over $9.1 million for the three months ended June 30, 2024, and an increase of 35.8% over $8.1 million for the three months ended September 30, 2023. • Total assets were $1.7 billion at September 30, 2024; an increase of 21.4% from $1.4 billion at December 31, 2023. • Loans held for investment were $913.0 million at September 30, 2024; an increase of 13.3% over $806.1 million at December 31, 2023. • Total borrowings were $655.8 million at September 30, 2024; an increase of 1.8% from $644.1 million at December 31, 2023. • Net interest margin2 was 3.08% for the three months ended September 30, 2024; an increase of 14.1% compared to 2.70% for the three months ended June 30, 2024, and an increase of 18.5% over 2.60% for the three months ended September 30, 2023. • Return on Tangible Common Equity (“ROTCE”)1 of 21.3% for the three months ended September 30, 2024; a decrease of 0.5% over 21.4% for the three months ended June 30, 2024, and a decrease of 14.5% over 24.9% for the three months ended September 30, 2023. • Return on Average Assets (“ROAA”)1,2 of 2.9% for the three months ended September 30, 2024; an increase of 3.6% over 2.8% for the three months ended June 30, 2024, and a decrease of 3.3% over 3.0% for the three months ended September 30, 2023. • Efficiency ratio2 of 61.8% for the three months ended September 30, 2024; an improvement of 6.8% compared to 66.3% for the three months ended June 30, 2024, and an improvement of 3.1% compared to 63.8% for the three months ended September 30, 2023. • Total risk-based capital ratio2 was 20.5% at September 30, 2024; an increase of 7.3% over 19.1% at December 31, 2023. • Tier-1 leverage ratio2 was 13.9% at September 30, 2024; an increase of 2.2% over 13.6% at December 31, 2023. Exhibit 99.1 1

• The Newtek Payments segment, which includes Newtek Merchant Solutions ("NMS") and Mobil Money, had pretax income of $5.3 million for the three months ended September 30, 2024; a 32.5% increase over the three months ended September 30, 2023. • On September 16, 2024, the Company completed a registered public offering of $75.0 million aggregate principal amount of its 8.625% Fixed Rate Senior Notes due 2029 (the "2029 Notes") (Nasdaq: NEWTH). The 2029 Notes were rated BBB+ by Egan-Jones Ratings Company. • On July 23, 2024, NewtekOne's joint venture, Newtek-TSO II Conventional Credit Partners, LP, closed a $154.3 million alternative business loan backed securitization rated by Morningstar DBRS. • On August 11, 2024, the Company entered into a definitive agreement to sell its wholly owned subsidiary Newtek Technology Solutions, Inc. ("NTS") to Paltalk, Inc. (Nasdaq: PALT). As previously disclosed, in connection with the Company’s acquisition of Newtek Bank and transition to a financial holding company, the Company made a commitment to the Board of Governors of the Federal Reserve System to divest or terminate the activities of NTS by January 6, 2025. As such, the Company reported NTS as held for sale as of September 30, 2024. Post Third Quarter 2024 Highlights • The Company maintains its 2024 annual EPS forecast range of $1.85 to $2.05 per basic and diluted common share. • On October 21, 2024, the Company paid a quarterly cash dividend of $0.19 per share on its outstanding common shares. • The Company forecasts 2025 annual EPS forecast in a range of $2.00 to $2.25 per basic and diluted share. NewtekOne Financial Highlights for the Nine Months Ended September 30, 2024 • Net income was $32.5 million and EPS was $1.26 per basic and diluted common share for the nine months ended September 30, 2024, compared to $36.5 million and $1.46 per basic and diluted common share for the nine months ended September 30, 2023. Net income for the nine months ended September 30, 2023, was positively impacted by an income tax benefit of $14.2 million, or $0.59 per basic and diluted share. Excluding this income tax benefit, EPS for the nine months ended September 30, 2023, would have been $0.87 per basic and diluted share.1 • Net interest income was $29.0 million for the nine months ended September 30, 2024; an increase of 58.5% over $18.3 million for the nine months ended September 30, 2023. • Net interest margin2 was 2.91% for the nine months ended September 30, 2024; an increase of 30.5% over 2.23% for the nine months ended September 30, 2023. • ROTCE1 of 21.2% for the nine months ended September 30, 2024; a decrease of 26.9% compared to 29.0% for the nine months ended September 30, 2023. ROTCE for the nine months ended September 30, 2023, was positively impacted by the income tax benefit in the first quarter of 2023. • ROAA1,2 of 2.9% for the nine months ended September 30, 2024; a decrease of 23.7% compared to 3.8% for the nine months ended September 30, 2023. ROAA for the nine months ended September 30, 2023, was positively impacted by the income tax benefit in the first quarter of 2023. • Efficiency ratio2 of 66.2% for the nine months ended September 30, 2024; an improvement of 10.7% compared to 74.1% for the nine months ended September 30, 2023. • The Newtek Payments segment, which includes NMS and Mobil Money, had pretax income of $14.2 million for the nine months ended September 30, 2024; a 43.4% increase over the nine months ended September 30, 2023. Newtek Bank, N.A. Financial Highlights • Total deposits3 were $745.7 million at September 30, 2024; an increase of 12.4% over $663.7 million at June 30, 2024 and an increase of 43.7% over $519.1 million in deposits at December 31, 2023. • Insured deposits represented approximately 74.6% of total deposits at September 30, 2024. • Net interest margin was 5.29% for the three months ended September 30, 2024; an increase of 9.5% over 4.83% for the three months ended June 30, 2024, and an increase of 49.9% over 3.53% for the three months ended September 30, 2023. Exhibit 99.1 2

• ROTCE1 of 49.3% for the three months ended September 30, 2024; an increase of 0.8% over 48.9% for the three months ended June 30, 2024, and an increase of 11.8% over 44.1% for the three months ended September 30, 2023. • ROAA1 of 6.3% for the three months ended September 30, 2024; a decrease of 1.6% over 6.4% for the three months ended June 30, 2024, and an increase of 5.0% over 6.0% for the three months ended September 30, 2023. • Efficiency ratio1 of 39.4% for the three months ended September 30, 2024; an improvement of 6.9% from 42.3% for the three months ended June 30, 2024, and an improvement of 2.2% from 40.3% for the three months ended September 30, 2023. • Total risk-based capital ratio was 16.8% at September 30, 2024; a decrease of 26.3% from 22.8% at December 31, 2023. • Tier-1 leverage ratio was 13.3% at September 30, 2024; a decrease of 19.9% from 16.6% at December 31, 2023. Lending Highlights • SBA 7(a) loan closings of $245.3 million for the three months ended September 30, 2024; an increase of 12.5% over $218.0 million of SBA 7(a) loans closings for the three months ended September 30, 2023. • The Company forecasts $935.0 million in total SBA 7(a) loan closings for 2024, which would represent a 14.7% increase over 2023. • Newtek Bank closed $38.4 million of SBA 504 loans for the three months ended September 30, 2024; an increase of 117.0% over $17.7 million SBA 504 loans closed for the three months ended September 30, 2023. • Newtek Bank and the Company’s non-bank lending subsidiaries closed $372.1 million of loans across all loan products for the three months ended September 30, 2024; a 43.0% increase over $260.2 million of loans closed for the same period in 2023. Barry Sloane, CEO, President and Chairman commented, “We are extremely pleased with our third quarter 2024 financial and operational performance across the areas of total deposit growth, business deposit growth, loan growth, and growth in the electronic payment processing segment, which enabled us to achieve earnings of $0.45 per basic and diluted common share, beating the midpoint of our previously stated forecast of $0.43. In our first 21 months of operating as a financial holding company, we are continuing to execute on our transition plan that began in January 2023, when we acquired the National Bank of New York City. Acquiring this 61- year old OCC chartered bank and transitioning from our prior business development company structure has taken some time, however we believe that we have successfully demonstrated, quarter after quarter, that we have been able to overcome any hurdles. Our business model and financial results continue to demonstrate that our business and financial solutions offerings, with over two decades of client acceptance and attractive margins, can readily overcome the costs associated with being a small, but growing financial holding company that provides business and financial solutions to independent business owners in all fifty states. Newtek Bank, with $900 million in assets and over 370 dedicated employees, is poised for growth while remaining focused on compliance, risk management, and customer service. We believe that Newtek Bank's low efficiency ratio of 39.4% is evidence that that our strategy of no branches, brokers, business development officers or traditional bankers is a more cost-efficient business strategy. Indeed, we conduct business with an increased level of efficiency and competency with our U.S.-based dedicated professionals, who are available on camera, around- the-clock, 7 days a week, for all of our clients’ needs. We utilize what we view as cutting-edge technology, including aspects of artificial intelligence, to improve our associates’ interface with our clients, and we believe the full potential of our business model has not yet been achieved. We are excited that Newtek Bank was able to outperform standard industry metrics, as well as our previously issued forecasted returns, in terms of ROAA, ROTCE, and efficiency ratios. We believe the market is recognizing our technology-enabled, solutions-provider Exhibit 99.1 3 1 Non-GAAP; reconciliations of non-GAAP financial measures to the most comparable GAAP measures are set forth on the last page of the financial information accompanying this press release. 2 Assets under supervision, capital ratios, risk-weighted assets and supplementary leverage ratio are preliminary data and subject to change with our filings with regulatory agencies and our Form 10-Q for the period ended September 30, 2024. 3 Total deposits as reported include deposits from affiliates held at Newtek Bank, which are eliminated through consolidation on NewtekOne's consolidated financial statements.

approach to business banking, as we demonstrate more than sufficient loan loss reserves and capitalization levels, which we will detail during our third quarter 2024 earnings conference call.” Mr. Sloane continued, “Pretax income in our Newtek Payments segment, which includes NMS and Mobil Money, for the three and nine months ended September 30, 2024, grew by 32.5% and 43.4%, respectively, over the same periods in 2023. We believe this pretax income growth has come from clients' appreciating the benefits of our integration of owning a payment processor and an affiliated nationally chartered bank. For example, we have clients that want to process payments with NMS because we also own Newtek Bank and are able to provide clients, through the Newtek Advantage®, real-time analytics and data and transactional capability all in one location for things like daily batches of chargebacks, refunds, specific card charges as well as ACH, and Fed wires, with the ability to integrate these payments directly into certain accounting software packages. We currently anticipate the Payments segment achieving $17.7 million in pretax income for the full year 2024, which would be an increase over 2023 pretax income of $13.3 million for this segment. We possess the ability to service clients through our proprietary platform the Newtek Advantage® and present a payments platform that we view as special. We believe we will continue to grow pretax income in this segment in the fourth quarter of 2024 and throughout 2025. We plan to discuss this double-digit growth and performance in our upcoming conference call. We believe we are well positioned to continue our growth trajectory and, most importantly, fulfill our mission of making our clients more successful each and every day through the utilization of our broad array of business and financial solutions and the Newtek Advantage®. As such, we are maintaining our 2024 earnings guidance of $1.85 to $2.05 per basic and diluted common share and are forecasting 2025 earnings guidance of $2.00 to $2.25 per basic and diluted common share.” Mr. Sloane concluded, “We could not be more excited about our future, as our original three-year growth plan continues to fully develop without the need to modify. In our upcoming earnings conference call, we will demonstrate several important factors to the investor and analyst community that will highlight our capabilities in risk management, compliance, and diversification of business lines, further illustrating that our differentiated products and solutions, available to our client base, continue to track and demonstrate that doing business with NewtekOne is truly a business advantage.” Third Quarter 2024 Conference Call and Webcast A conference call to discuss the third quarter 2024 financial results will be hosted by Barry Sloane, President, Chairman and Chief Executive Officer and M. Scott Price, Chief Financial Officer, tomorrow, Thursday, November 7, 2024, 8:30 a.m. ET. Please note, to attend the conference call or webcast, participants should register online at NewtekOne, Inc. Third Quarter 2024 Financial Results Conference Call. To receive a dial-in number, participants are requested to register at a minimum 15 minutes before the start of the call. The corresponding presentation will be available in the ‘Events & Presentations’ section of the Investor Relations portion of NewtekOne's website at NewtekOne, Inc. Third Quarter 2024 Financial Results Conference Call. A replay of the call with the corresponding presentation will be available on NewtekOne's website shortly following the live presentation and will be available for a period of one year. Note Regarding Dividend Payments Amount and timing of dividends, if any, remain subject to the discretion of the Company's Board of Directors. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with Newtek Bank and NewtekOne's non-bank consolidated subsidiaries, provides a wide range of business and financial solutions under the Newtek® brand to independent business owners. Since 1999, NewtekOne has provided state- of-the-art, cost-efficient products and services and efficient business strategies to our independent business owner relationships across all 50 states to help them grow their sales, control their expenses and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Exhibit 99.1 4

Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions. Newtek®, NewtekOne®, Newtek Bank, National AssociationTM, Your Business Solutions Company®, Newtek Advantage® and One Solution for All Your Business Needs® are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995. Information regarding the Company’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio and balance sheet data consists of preliminary estimates and are subject to change with our filings with regulatory agencies and the filing of the Company's Form 10-Q for the quarterly period ended September 30, 2024. These statements and other forward-looking statements herein are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. In addition, earnings per share guidance reflects risks, uncertainties and assumptions with respect to facts and circumstances that are beyond our control, in particular concerning interest rates, monetary policy and prevailing economic conditions during the relevant periods, any of which may differ significantly from our assumptions about the applicable period, causing our actual operating results, including our earnings per share, to differ materially from the stated guidance. See “Note Regarding Forward- Looking Statements” and the sections entitled “Risk Factors” in our filings with the Securities and Exchange Commission which are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec- filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Jayne Cavuoto Telephone: (212) 273-8179 / jcavuoto@newtekone.com Exhibit 99.1 5

ASSETS (Unaudited) Cash and due from banks $ 9,688 $ 15,398 Restricted cash 27,929 30,919 Interest bearing deposits in banks 152,805 137,689 Total cash and cash equivalents 190,422 184,006 Debt securities available-for-sale, at fair value 23,790 32,171 Loans held for sale, at fair value 242,225 118,867 Loans held for sale, at LCM 60,203 56,607 Loans held for investment, at fair value 394,471 469,801 Loans held for investment, at amortized cost, net of deferred fees and costs 518,489 336,305 Allowance for credit losses (26,045) (12,574) Loans held for investment, at amortized cost, net 492,444 323,731 Federal Home Loan Bank and Federal Reserve Bank stock 3,608 3,635 Settlement receivable 62,117 62,230 Joint ventures, at fair value (cost of $43,321 and $37,864), respectively 55,750 40,859 Non-control investments (cost of $680 and $796), respectively 740 728 Goodwill and intangibles 14,794 30,120 Right of use assets 3,992 5,701 Deferred tax asset, net — 5,230 Servicing assets 46,111 39,725 Other assets 62,984 56,102 Assets classified as held for sale 20,519 — Total assets $ 1,674,170 $ 1,429,513 LIABILITIES AND SHAREHOLDERS' EQUITY Liabilities: Deposits: Noninterest-bearing $ 11,040 $ 10,053 Interest-bearing 638,418 453,452 Total deposits 649,458 463,505 Borrowings 655,834 644,122 Dividends payable 5,237 4,792 Lease liabilities 4,883 6,952 Deferred tax liabilities, net 4,700 — Due to participants 22,217 23,796 Accounts payable, accrued expenses and other liabilities 45,092 37,300 Liabilities directly associated with assets classified as held for sale 4,964 — Total liabilities 1,392,385 1,180,467 Shareholders' Equity: Preferred stock (par value $0.02 per share; authorized 20 shares, 20 shares issued and outstanding) 19,738 19,738 Common stock (par value $0.02 per share; authorized 199,980 shares, 26,018 and 24,680 issued and outstanding, respectively) 520 492 Additional paid-in capital 216,662 200,913 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In Thousands, except for Per Share Data) September 30, 2024 December 31, 2023 Exhibit 99.1 6

Retained earnings 44,834 28,051 Accumulated other comprehensive loss, net of income taxes 31 (148) Total shareholders' equity 281,785 249,046 Total liabilities and shareholders' equity $ 1,674,170 $ 1,429,513 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In Thousands, except for Per Share Data) September 30, 2024 December 31, 2023 Exhibit 99.1 7

Exhibit 99.1

NEWTEKONE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Thousands, except for Per Share Data)

	Three Months Ended			Nine Months Ended	
	September 30, 2024	June 30, 2024	September 30, 2023 (as restated)	September 30, 2024	September 30, 2023 (as restated)
Interest income					
Debt securities available-for-sale	$ 334	$ 374	$ 436	$ 1,168	$ 1,083
Loans and fees on loans	28,588	26,773	23,232	80,346	60,341
Other interest earning assets	2,349	2,206	3,068	6,177	6,580
Total interest income	31,271	29,353	26,736	87,691	68,004
Interest expense					
Deposits	7,314	6,865	5,212	19,755	10,738
Notes and securitizations	11,482	11,118	11,005	33,427	28,806
Bank and FHLB borrowings	1,494	2,244	2,442	5,496	10,127
Total interest expense	20,290	20,227	18,659	58,678	49,671
Net interest income	10,981	9,126	8,077	29,013	18,333
Provision for credit losses	6,928	5,799	3,446	16,742	7,339
Net interest income after provision for credit losses	4,053	3,327	4,631	12,271	10,994
Noninterest income					
Dividend income	374	368	388	1,128	1,397
Loan servicing asset revaluation	(1,786)	(1,862)	(1,951)	(5,383)	(1,566)
Servicing income	4,958	4,607	4,602	14,922	13,304
Net gains on sales of loans	25,675	22,564	13,751	68,531	33,482
Net (loss) gain on loans under the fair value option	(4,085)	(2,894)	2,809	(4,181)	12,588
Technology and IT support income	3,311	5,174	5,376	14,255	18,456
Electronic payment processing income	11,777	12,645	11,192	35,409	32,196
Other noninterest income	11,627	11,418	4,859	28,557	17,808
Total noninterest income	51,851	52,020	41,026	153,238	127,665
Noninterest expense					
Salaries and employee benefits expense	18,905	20,790	13,726	60,201	51,173
Technology services expense	1,796	3,420	2,738	8,624	10,007
Electronic payment processing expense	4,438	5,693	4,817	14,977	14,159
Professional services expense	3,929	2,743	3,170	11,237	9,766
Other loan origination and maintenance expense	4,132	3,015	1,836	9,391	6,930
Depreciation and amortization	517	521	730	1,570	2,271
Other general and administrative costs	5,130	4,382	4,303	14,570	13,814
Total noninterest expense	38,847	40,564	31,320	120,570	108,120
Net income before taxes	17,057	14,783	14,337	44,939	30,539
Income tax expense (benefit)	5,123	3,838	3,418	12,410	(5,941)
Net income	11,934	10,945	10,919	32,529	36,480
Dividends to preferred shareholders	(400)	(400)	(400)	(1,200)	(1,049)
Net income available to common shareholders	$ 11,534	$ 10,545	$ 10,519	$ 31,329	$ 35,431
Earnings per share:					
Basic	$ 0.45	$ 0.43	$ 0.43	$ 1.26	$ 1.46
Diluted	$ 0.45	$ 0.43	$ 0.43	$ 1.26	$ 1.46

8

Exhibit 99.1

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

The information provided below presents a reconciliation of each of our non-GAAP financial measures to the most directly comparable GAAP financial measure. Ratios for three and nine month periods ended have been annualized based on calendar days.

Reconciliation of Core EPS to GAAP EPS:

	Three Months Ended September 30, 2023			Nine Months Ended September 30, 2023		
	GAAP EPS	**Adjustments**	**Core EPS**	**GAAP EPS**	**Adjustments**	**Core EPS**
	Based on Net Income	Discrete Tax Benefits on Reorg	Based on Adjusted Net Income	Based on Net Income	Discrete Tax Benefits on Reorg	Based on Adjusted Net Income
Net income before taxes	$ 14,337	$ —	$ 14,337	$ 30,539	$ —	$ 30,539
Income tax expense (benefit)	3,418	—	3,418	(5,941)	14,244	8,303
Net income	10,919	—	10,919	36,480	(14,244)	22,236
Preferred dividends	(400)	—	(400)	(1,049)	—	(1,049)
Net income available to common shareholders	$ 10,519	$ —	$ 10,519	$ 35,431	$ (14,244)	$ 21,187
Basic:						
Income available to common shareholders	$ 10,519	$ —	$ 10,519	$ 35,431	$ (14,244)	$ 21,187
Weighted-average basic shares outstanding	24,277	—	24,277	24,255	—	24,255
Basic	$ 0.43	$ —	$ 0.43	$ 1.46	$ 0.59	$ 0.87
Diluted:						
Income available to common shareholders	$ 10,519	$ —	$ 10,519	$ 35,431	$ (14,244)	$ 21,187
Total weighted-average diluted shares outstanding	24,413	—	24,413	24,336	—	24,336
Diluted	$ 0.43	$ —	$ 0.43	$ 1.46	$ 0.59	$ 0.87

9

Exhibit 99.1

Reconciliation of Newtek Bank and NewtekOne Inc. Non-GAAP Measures:

Newtek Bank, NA	**As of and for the three months ended**			**As of and for the nine months ended**	
(in thousands)	**September 30, 2024**	**June 30, 2024**	**September 30, 2023 (as restated)**	**September 30, 2024**	**September 30, 2023 (as restated)**
Return on Average Tangible Common Equity					
Net Income (GAAP)	$13,484	$12,453	$8,805	$35,338	$13,063
Tax-adjusted amortization of intangibles	32	33	35	99	108
Numerator: Adjusted net income	13,516	12,486	8,840	35,437	13,171
Average Total Shareholders' Equity[1]	110,124	103,678	81,601	104,884	77,286
Deduct: Average Goodwill and Intangibles[1]	1,009	1,052	2,146	1,053	2,177
Denominator: Tangible Average Common Equity[1]	$109,115	$102,626	$79,455	$103,831	$75,109
Return on Average Tangible Common Equity[1]	49.3%	48.9%	44.1%	45.6%	23.4%
Return on Average Assets					
Numerator: Net Income (GAAP)	$13,484	$12,453	$8,805	$35,338	$13,063
Denominator: Average Assets[1]	855,992	782,138	584,887	763,917	453,361
Return on Average Assets[1]	6.3%	6.4%	6.0%	6.2%	3.9%
Efficiency Ratio					
Numerator: Non-Interest Expense (GAAP)	$17,006	$17,308	$11,516	$51,747	$38,682
Net Interest Income (GAAP)	11,216	9,310	5,368	28,248	10,871
Non-Interest Income (GAAP)	31,960	31,641	23,233	90,827	54,958
Denominator: Total Income	$43,176	$40,951	$28,601	$119,075	$65,829
Efficiency Ratio[1]	39.4%	42.3%	40.3%	43.5%	58.8%

10

Exhibit 99.1

NewtekOne, Inc.	As of and for the three months ended			As of and for the nine months ended	
(dollars and number of shares in thousands)	September 30, 2024	June 30, 2024	September 30, 2023 (as restated)	September 30, 2024	September 30, 2023 (as restated)
Return on Average Tangible Common Equity					
Numerator: Net Income (GAAP)	$11,934	$10,945	$10,919	$32,529	$36,480
Tax-adjusted amortization of intangibles	141	143	279	437	863
Numerator: Adjusted net income	12,075	11,088	11,198	32,966	37,343
Average Total Shareholders' Equity[1]	274,888	258,326	229,906	257,081	224,052
Deduct: Preferred Stock (GAAP)	19,738	19,738	19,738	19,738	19,738
Average Common Shareholders' Equity[1]	255,150	238,588	210,168	237,343	204,314
Deduct: Average Goodwill and Intangibles[1]	29,729	29,883	31,489	29,890	31,860
Denominator: Average Tangible Common Equity[1]	$225,421	$208,705	$178,679	$207,453	$172,454
Return on Average Tangible Common Equity[1]	21.3%	21.4%	24.9%	21.2%	29.0%
Return on Average Assets					
Numerator: Net Income (GAAP)	$11,934	$10,945	$10,919	$32,529	$36,480
Denominator: Average Assets[1]	1,610,849	1,551,009	1,424,670	1,521,465	1,294,762
Return on Average Assets[1]	2.9%	2.8%	3.0%	2.9%	3.8%
Efficiency Ratio					
Numerator: Non-Interest Expense (GAAP)	$38,847	$40,564	$31,320	$120,570	$108,120
Net Interest Income (GAAP)	10,981	9,126	8,077	29,013	18,333
Non-Interest Income (GAAP)	51,851	52,020	41,024	153,238	127,665
Denominator: Total Income	$62,832	$61,146	$49,101	$182,251	$145,998
Efficiency Ratio[1]	61.8%	66.3%	63.8%	66.2%	74.1%

[1] Non-GAAP

Reconciliation of NewtekOne, Inc. Tangible Book Value:

NewtekOne, Inc.	September 30, 2024	June 30, 2024	September 30, 2023 (as restated)
Tangible Book Value Per Share			
Total Shareholders' Equity (GAAP)	$281,785	$274,002	$242,202
Deduct: Goodwill and Intangibles (GAAP)	14,794	29,783	31,311
Numerator: Total Tangible Book Value[1]	$266,991	$244,219	$210,891
Denominator: Total Number of Shares Outstanding	26,018	25,852	24,645
Tangible Book Value Per Share[1]	$10.26	$9.45	$8.56
Tangible Book Value Per Common Share			
Total Tangible Book Value[1]	$266,991	$244,219	$210,891
Deduct: Preferred Stock (GAAP)	19,738	19,738	19,738
Numerator: Tangible Book Value Per Common Share[1]	$247,253	$224,481	$191,153
Denominator: Total Number of Shares Outstanding	26,018	25,852	24,645
Tangible Book Value Per Common Share[1]	$9.50	$8.68	$7.76

[1] Non-GAAP

11